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                                                                    EXHIBIT 99.1

          DRKOOP.COM ANNOUNCES ACQUISITION TO EXPAND ITS HEALTH AND
                            WELLNESS OFFERINGS INTO
                             HOME INFUSION MARKET

 Former IVonyx CEO to be Named President of drkoop.com; Company Announces Plan to Request Approval for Reverse Stock Split

     SANTA MONICA, Calif. - drkoop.com (NASDAQ: KOOP) has agreed to acquire home infusion service provider, IVonyx, for approximately $7 million in cash and stock, expanding its health and wellness offerings into the fast growing home therapy segment.

     Upon completion of the transaction, Ed Cespedes, president, will become vice-chairman of the Company's board of directors and IVonyx Chief Executive Officer Peter Molloy, a veteran healthcare industry executive, will become president of drkoop.com, continuing the commitment to establishing a world-class management team.

     "This acquisition furthers our strategy of becoming a leading source in the spectrum of health and wellness products and services, providing information, branded products and vital services, at home and at work, for individuals who range from the very healthy to the seriously ill. We intend to continue to actively extend the trust and respect of the drkoop.com brand into key markets and channels that will provide solid and growing revenue streams," noted Richard Rosenblatt, CEO of drkoop.com.

     The $4 to $5 billion U.S. home infusion market is expanding as a result of an aging population and a growing trend to offer cost-effective clinical care in outpatient settings.

     Rosenblatt also noted, "This acquisition is expected to add over $30 million in annual revenues and has the potential for substantial additional growth. drkoop.com's strengths on the Web, its over 300 hospital partners, newly introduced employer wellness benefit programs, and our other initiatives will help fuel our future growth."
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     "As president, Ed Cespedes, led the company to a healthier financial position, initiating and implementing a number of cost-cutting measures over the past nine months," noted Rosenblatt. "Ed will continue as an active member of the company, serving as vice-chairman of the board and will lead our continued M&A activity as well as integration of future and past acquisitions. Peter will focus his energies on integrating and expanding IVonyx within drkoop.com and continuing to serve the existing IVonyx contracts that are expected to generate substantial revenues and make the overall company EBITDA positive by the middle of next year or sooner," Rosenblatt added. Rosenblatt will continue as CEO and join former Surgeon General, Dr. C. Everett Koop, as Co-chairman of drkoop.com's board of directors.

     This is the most recent in a series of acquisitions that leverage the drkoop.com brand to provide high-quality products, services and information to consumers who are increasingly taking more responsibility for managing their own health and choosing wellness lifestyles. Last month, the company acquired StayfitUSA to provide large employers with supplemental wellness benefits for their employees, such as discounted fitness center memberships, smoking cessation programs and other programs that keep employees healthy. The IVonyx acquisition represents another step in the drkoop.com strategic plan to transform the company from an online advertising and e-commerce business model to a company intending to take a leadership role in the currently fragmented health and wellness marketplace, establishing multiple revenue models as a provider of products and services under the trusted drkoop.com brand.

     It is anticipated that all of the acquisitions that are being integrated into the company will be rebranded with the drkoop.com name.

     The acquisition is structured as a sale of assets of Ivonyx (other than cash, cash equivalents, accounts receivable and certain other excluded assets) to the company. Under the terms of the transaction, the company will not assume any of IVonyx's pre-closing liabilities. The consideration to be paid for Ivonyx consists of $3 million in cash and $4.1 million of the company's common stock, subject to adjustment under certain circumstances. In addition, an earnout payment of $1 million will be due if Ivonyx's net income for the first 12 month period following the closing exceeds $3 million. The shares to be issued in connection with the acquisition will be registered with the SEC

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and will be subject to a one-year lock-up agreement. The transaction is subject to customary closing conditions, including but not limited to obtaining requisite approval of the stockholders of IVonyx and the company, the company's entering into a $7.0 million working capital credit facility, the SEC declaring effective the above-referenced registration statement and obtaining requisite third party and governmental consents. The company intends to call a meeting of its stockholders to approve the issuance of the shares of common stock to Ivonyx in connection with the acquisition.

     Separately, the company announced that its board of directors had approved a reverse stock split in order for the company to attain compliance with Nasdaq's $1.00 minimum bid price requirement. The reverse stock split is subject to stockholder approval, which will be sought at the meeting of stockholders of the company to be held in connection with the IVonyx transaction. The company is not currently in compliance with the $1.00 minimum bid price requirement, and a hearing before a Nasdaq Listing Qualifications Panel was held on March 30, 2001 to review the Nasdaq staff's ruling that the company's common stock is subject to delisting from Nasdaq. The delisting of the company's common stock has been stayed pending the outcome of the hearing.



About drkoop.com, Inc.
With more than two million registered users, drkoop.com (www.drkoop.com) is a
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leading health and wellness network dedicated to providing trusted information and guidance to consumers worldwide. Research verifies that consumers increasingly are taking charge of their own health management and are seeking guidance on wellness and preventive measures. drkoop.com fulfills this vital role in today's healthcare environment by offering one site that consumers can rely on for up-to-date, medically-reviewed content, tested health products and services, and active health management. Moreover, its strategic alliance with Siemens Medical makes drkoop.com a leader in promoting secure online interaction between patients, their physicians and local healthcare organizations.

RISK FACTORS

This document contains forward-looking statements relating to, among other things, the Company's compliance with NASDAQ's minimum bid price closing requirements, the Company's and Ivonyx's projected future earnings, expenditures and EBITDA, the company's and Ivonyx's future business plans and prospects and other general business conditions relating to drkoop.com and IVonxy. These forward-looking statements are based on our current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements. These matters and other business risks to which drkoop.com is subject are discussed in our periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors" in the

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Form 10-K for the year ended December 31, 1999 and the Form 10-Q for the quarter ended September 30, 2000 and the other information contained in those reports.
In addition, investors are urged to carefully review the Form 8-K being filed today by the company with the Securities and Exchange Commission, which contains a copy of the asset purchase agreement between the company and Ivonyx as an exhibit thereto. The terms of the transaction summarized above are qualified by reference to the Form 8-K. The Forms 10-K, 10-Q and 8-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at www.sec.gov or by contacting drkoop.com as noted above.
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